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                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the inclusion in this registration statement on Form S-1 of our report dated May 21, 1996, except for Note 1 and the 24th and 25th paragraphs of Note 4, as to which the date is June 24, 1996, and except for the last paragraph of Note 15, as to which the date is February 13, 1997, on our audit of the consolidated financial statements of IMC Mortgage Company and Subsidiaries. We also consent to the reference to our firm under the captions 'Summary Consolidated Financial Data,' 'Selected Consolidated Financial Data,' and 'Experts.'

                                          /s/ Coopers & Lybrand L.L.P.
                                          --------------------------------------
                                              COOPERS & LYBRAND L.L.P.

Tampa, Florida
February 13, 1997

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